As filed with the U.S. Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE LGL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	3679	38-1799862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason D. Lamb

Chief Executive Officer

The LGL Group, Inc.

2525 Shader Road

Orlando, Florida 32804

(407) 298-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

(212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), The LGL Group, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the Registrant's transferable subscription rights offering contemplated by the Registration Statement on Form S-1, as amended (File No. 333-295925) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on May 14, 2026, and the Commission declared effective on May 28, 2026.

This Registration Statement is being filed for the sole purpose of registering an additional 10,000 transferable subscription rights (the “Rights”) to purchase up to an aggregate of 10,000 shares of the Registrant's common stock, par value $0.01 (“Common Stock”). Such additional Rights and Common Stock are being registered to account for shares of Common Stock issued by the Registrant during the period between the effective date of the Prior Registration Statement and the filing of this Registration Statement. The additional shares of Common Stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 to the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto, as well as the power of attorney included therein, are hereby incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby (i) undertakes to pay the Commission the filing fee set forth in the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on June 5, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Olshan Frome Wolosky LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm – PKF O'Connor Davies, LLP.					X
23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).					X

24.1 *	Power of Attorney (set forth on signature page of the Prior Registration Statement).	S-1	333-295925	24.1	May 14, 2026

107	Filing Fee Table.					X
*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 5, 2026.

THE LGL GROUP, INC.

By:	/s/ Jason D. Lamb
Jason D. Lamb
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Jason D. Lamb	Chief Executive Officer	June 5, 2026
JASON D. LAMB	(Principal Executive Officer)

/s/ Patrick Huvane *	Executive Vice President - Business Development	June 5, 2026
PATRICK HUVANE	(Principal Financial Officer)

/s/ Linda M. Biles *	Vice President and Controller	June 5, 2026
LINDA M. BILES	(Principal Accounting Officer)

/s/ Marc Gabelli *	Executive Chairman of the Board	June 5, 2026
MARC GABELLI

/s/ Kaan Aslansan *	Director	June 5, 2026
KAAN ASLANSAN

/s/ Darlene DeRemer *	Director	June 5, 2026
DARLENE DEREMER

/s/ Herve Francois *	Director	June 5, 2026
HERVE FRANCOIS

/s/ Manjit Kalha *	Director	June 5, 2026
MANJIT KALHA

/s/ Colin J. Kilrain *	Director	June 5, 2026
COLIN J. KILRAIN

* By:	/s/ Jason D. Lamb
	Name:	Jason D. Lamb
	Title:	Attorney-in Fact